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                                                                     EXHIBIT 4.2

THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.


                            KRAUSE'S FURNITURE, INC.

                           CONVERTIBLE PROMISSORY NOTE

SERIES 1996-I, NO. ___                                    PLEASANTON, CALIFORNIA
$____________                                                  ___________, 1996


         KRAUSE'S FURNITURE, INC. (the "Company"), a Delaware corporation, for value received, hereby promises to pay to ____________________________ or order (the "Holder"), on demand at any time on or after ____________, 1999 (the "Due Date"), the principal amount of _________________________ Dollars ($________), together with interest thereon at the annual rate of Ten Percent (10%) for the first year after the date hereof. Thereafter, no interest shall accrue hereunder. Payments of principal and interest shall be made in lawful money of the United States of America at Holder's address set forth on the signature page hereto or at such other place in the United States as Holder shall have designated to the Company in writing. This Note may not be prepaid prior to the first anniversary of the date of this Note but may be prepaid at any time after the first anniversary of the date of this Note and before the Due Date only upon thirty (30) days' advance written notice to Holder.

         1. CONVERSION.

            a. CONVERSION AT ELECTION OF HOLDER. Subject to adjustment as set forth herein, the entire outstanding principal amount of this Note and all accrued interest may be converted at the election of Holder into shares of the Company's Common Stock at any time after the first anniversary of the date of this Note.

            b. CONVERSION AT ELECTION OF COMPANY. Subject to adjustment as set forth herein, the entire outstanding principal amount of this Note and all accrued interest may be converted at the election of the Company into shares of the Company's Common Stock at any time after the date that is ninety (90) days before the Due Date.
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            c. NUMBER OF SHARES. The number of shares of the Company's Common
Stock into which this Note may be converted shall be determined by dividing the total of the outstanding principal amount of the Note and the interest accrued thereon by the Conversion Price, as defined in SECTION 1.d. Upon issuance of such shares of the Company's Common Stock in accordance with the terms hereof, such shares will be fully paid and nonassessable, and this Note shall become null and void and shall cease to have any effect.

            d. CONVERSION PRICE. The Conversion Price shall be an amount equal to eighty percent (80)% of the average "Closing Price" of the Company's Common Stock for the sixty (60) consecutive trading days immediately preceding the first anniversary of the date of this Note. The foregoing notwithstanding but subject only to appropriate adjustment pursuant to SECTION 3.a below, in no event shall the Conversion Price be greater than $4.00 or less than $0.80. The term "Closing Price" when used herein means the closing bid price of the Common Stock of the Company reported by the National Association of Securities Dealers Automated Quotation Systems, Inc. ("NASDAQ") or, if the shares of Common Stock of the Company are then listed on a National Securities Exchange (registered under the Securities Exchange Act of 1934), or the NASDAQ National Market System or other comparable listing which lists last sale prices, the reported last sale price per share or, in case no such reported sale takes place on such day, the average of reported closing bid and asked prices per share, in either case on such exchange, or if such prices are not recorded by NASDAQ and the shares of Common Stock are not listed or admitted to trading on such a National Securities Exchange, the mean between the closing bid and asked prices as furnished by any member of the National Association of Securities Dealers, Inc. selected from time to time by the Company for that purpose.

         2. METHOD OF CONVERSION.

            a. METHOD OF CONVERSION BY HOLDER. The exercise by Holder of its conversion right hereunder shall be effected by the surrender of this Note, together with a duly executed copy of a Holder Conversion Notice in the form attached hereto as APPENDIX 1, to the Company at its principal office.

            b. METHOD OF CONVERSION BY COMPANY. The exercise by the Company of its conversion right hereunder shall be effected by its delivering to Holder a duly-executed copy of a Company Conversion Notice in the form attached hereto as APPENDIX 2. Upon its receipt of the Company Conversion Notice, Holder shall, as promptly as practicable, surrender the Note to the Company at its principal office. In the event Holder shall fail to so deliver the Note, the Company's conversion rights shall nonetheless be effective, and this Note shall be deemed paid in full and shall cease to have any further effect.

            c. DELIVERY OF STOCK CERTIFICATES; FRACTIONAL SHARES. As promptly as practicable after the conversion of this Note, the Company at its expense shall issue and deliver to Holder a certificate or certificates for the number of full shares of Company Stock



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issuable upon such conversion of the Note. In lieu of any fractional share to which Holder would otherwise be entitled, the Company shall make a cash payment equal to the then fair market value of such fractional share as determined by the Company's Board of Directors.

         3. CERTAIN ADJUSTMENTS.

            a. ADJUSTMENTS TO CONVERSION PRICE. The Conversion Price shall be subject to adjustment as set forth in this SECTION 3.a.

               i. ADJUSTMENT FOR STOCK SPLITS AND COMBINATIONS. In case outstanding shares of the Company's Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the day upon which such subdivision becomes effective shall be proportionately reduced, and, conversely, in case outstanding shares of the Company's Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Price in effect at the opening of business on the date following the day upon which such combination becomes effective shall be proportionately increased, such reductions or increases to be effected as provided below. In the event of any such subdivision or combination, the Conversion Price then in effect shall be reduced or increased, as the case may be, by multiplying it by a fraction of which the numerator shall be the number of shares of the Company's Common Stock outstanding at the close of business on the date immediately preceding the effective date of such subdivision or combination and the denominator shall be the number of shares of Common Stock outstanding immediately after such subdivision or combination becomes effective.

               ii. ADJUSTMENT FOR CERTAIN DIVIDENDS AND DISTRIBUTIONS. In the event the Company, at any time or from time to time, makes or fixes a record date for the determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price then in effect shall be reduced by multiplying the Conversion Price by a fraction (A) the numerator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date and (B) the denominator of which shall be the total number of shares of Common Stock issued and outstanding immediately prior to the time of such issuance or the close of business on such record date plus the number of shares of Common Stock issuable in payment of such dividend or distribution; provided, however, that if such record date is fixed and such dividend is not fully paid or if such distribution is not fully made on the date fixed therefor, the Conversion Price shall be recomputed accordingly as of the close of business on such record date and thereafter the Conversion Price shall be adjusted pursuant to this SECTION 3.a.ii as of the time of actual payment of such dividends or distributions.

            b. OTHER ADJUSTMENTS.

               i. ADJUSTMENTS FOR OTHER DIVIDENDS AND DISTRIBUTIONS. In the event the Company at any time or from time to time makes, or fixes a record date for the



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determination of holders of shares of Common Stock entitled to receive a dividend or other distribution payable in securities of the Company other than shares of Common Stock, then in each such event provision shall be made so that Holder shall receive upon conversion of this Note, in addition to the number of shares of Common Stock receivable thereupon, the amount of securities of the Company which Holder would have received had this Note been converted into shares of Common Stock on the date of such event and had Holder thereafter, during the period from the date of such event to and including the date of conversion, retained such securities receivable by it as aforesaid during such period, subject to all other adjustments called for during such period under this SECTION 3.

               ii. ADJUSTMENT FOR RECLASSIFICATION, EXCHANGE AND SUBSTITUTION. If the shares of Common Stock issuable upon the conversion of this Note are changed into the same or a different number of shares of any other class or classes of stock, whether by recapitalization, reclassification or otherwise (other than a subdivision or combination of shares or stock dividend or a reorganization, merger, consolidation or sale of assets, provided for elsewhere in this SECTION 3), then and in any such event Holder shall have the right thereafter to convert this Note into the kind and amount of stock and other securities and property receivable upon such recapitalization, reclassification or other change by holders of the number of shares of Common Stock into which this Note might have been converted immediately prior to such recapitalization, reclassification or change.

               iii. REORGANIZATION, MERGER, CONSOLIDATION OR SALE OF ASSETS. If at any time or from time to time there is a capital reorganization of the shares of Common Stock (other than a recapitalization, subdivision, combination, reclassification or exchange of shares provided for elsewhere in this SECTION 3) or a merger or consolidation of the Company with or into another corporation, or the sale of all or substantially all of the Company's properties and assets to any other person, then, as a part of such capital reorganization, merger, consolidation or sale, provision shall be made so that Holder shall thereafter be entitled to receive, upon conversion of this Note, the number of shares of stock or other securities or property of the Company, or of the successor corporation resulting from such merger, consolidation or sale, to which a holder of shares of Common Stock deliverable upon conversion hereof would have been entitled on such capital reorganization, merger, consolidation or sale. In any such case (except to the extent any cash or property is received in such transaction), appropriate adjustment shall be made in the application of the provisions of this SECTION 3.b.iii with respect to the rights of Holder after the capital reorganization, merger, consolidation or sale to the end that the provisions of this SECTION 3.b.iii (including adjustment of the number of shares of Common Stock issuable upon conversion of this Note) shall be applicable after that event and be as nearly equivalent to the provisions hereof as may be practicable.

            c. NO IMPAIRMENT. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issuance or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or



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performed hereunder by the Company, but will at all times in good faith assist in the carrying out of all the provisions of this SECTION 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of Holder against dilution or other impairment.

            d. CERTIFICATE AS TO ADJUSTMENTS. Promptly following conversion, the Company will compute such adjustments in accordance with the terms of SECTION 3.a and SECTION 3.b and cause a certificate setting forth all such adjustments and showing in detail the facts upon which such adjustments are based to be delivered to Holder.

         4. RESERVATION OF SHARES OF COMMON STOCK. The Company shall at all times have authorized and reserved, free from preemptive rights, a sufficient number of shares of Common Stock to provide for the conversion of this Note. If at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of this Note, in addition to such other remedies as shall be available to Holder, the Company shall use its reasonable best efforts to take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purposes.

         5. PRIVILEGE OF STOCK OWNERSHIP. Prior to the conversion of this Note, Holder, by reason of its ownership of this Note, shall not be entitled to any rights of a shareholder of the Company, including (without limitation) the right to vote, receive dividends or other distributions or exercise preemptive rights.

         6. INVESTMENT REPRESENTATIONS. Holder represents that:

            a. PURCHASE FOR OWN ACCOUNT. This Note and the shares of Common Stock to be received upon conversion of this Note are being acquired for Holder's own account, not as a nominee or agent and not with a view to resale or distribution of any part thereof, and Holder has no present intention of selling, granting any participation in, or otherwise distributing the same. Holder further represents that it does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to any third person with respect to this Note or the Common Stock.

            b. RESTRICTED SECURITIES. Holder understands that this Note and the Common Stock may be characterized as "restricted securities" under the federal securities laws inasmuch as they are being acquired from the Company in transactions not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the Securities Act of 1933, as amended (the "Act"), only in certain limited circumstances. In this connection, Holder represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.



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            c. RESTRICTIONS ON DISPOSITION. Without in any way limiting the representations set forth above, Holder agrees not to make any disposition of this Note or all or any portion of the Common Stock unless and until either of the following applies:

               i. There is then in effect a registration statement under the Act covering such proposed disposition and such disposition is made in accordance with such registration statement.

               ii. Holder shall (1) have notified the Company of the proposed disposition and shall have furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition, and (2) if reasonably requested, Holder shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company that such disposition will not require registration of the Company Stock under the Act. It is agreed that the Company will not require opinions of counsel for sale made pursuant to Rule 144 except in unusual circumstances.

            d. LEGEND. Holder understands the instruments evidencing the shares of Common Stock to be issued upon conversion of this Note may bear the following legend:

            THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, AND SAID SHARES MAY NOT BE OFFERED, SOLD, TRANSFERRED, PLEDGED OR HYPOTHECATED UNLESS THEY HAVE FIRST BEEN REGISTERED UNDER SAID ACT, OR UNLESS COUNSEL SATISFACTORY TO THE CORPORATION HAS GIVEN AN OPINION THAT REGISTRATION UNDER SAID ACT IS NOT REQUIRED.

         7. REGISTRATION RIGHTS. The Holder and the Company shall, on the date hereof, have executed and delivered a Registration Rights Agreement substantially in the form attached hereto as APPENDIX 3.

         8. MISCELLANEOUS.

            a. TITLES AND SUBTITLES. The titles and subtitles used in this Note are for convenience only and are not to be considered in construing or interpreting this Note.

            b. NOTICES. Any notice required or permitted under this Note shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon deposit with the United States Post Office, by registered or certified mail, postage prepaid.



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            c. AMENDMENTS AND WAIVERS. Any term of this Note may be amended and the observance of any term of this Note may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and Holder hereof. Any amendment or waiver effected in accordance with this SECTION 8.c shall be binding upon Holder of this Note and the Company.

            d. SEVERABILITY. If one or more provisions of this Note are held to be unenforceable under applicable law, such provision shall be excused from this Note and the balance of the Note shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

            e. ATTORNEYS' FEES. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Note, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Note, the successful or prevailing party or parties shall be entitled to recover reasonable attorney fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled.

            f. GOVERNING LAW. This Note shall be governed by and constructed and enforced in accordance with the laws of the State of California without giving effect to conflicts of law principals.

                                         KRAUSE'S FURNITURE, INC.

                                         By____________________________
                                           _________________ President



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